Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Mobix Labs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, par value $0.00001 per share	457(c) and 457(h)	8,309,817	$0.8755	$7,275,244.78	$0.0001531	$1,113.84
Equity	Common Stock, par value $0.00001 per share	457(c) and 457(h)	5,100,000	$0.8755	$4,465,050.00	$0.0001531	$683.60
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	4,080,000	$0.8755	$3,572,040.00	$0.0001531	$546.88
Total Offering Amounts					$15,312,334.78		$2,344.32
Total Fees Previously Paid							N/A
Total Fee Offsets							N/A
Net Fee Due							$2,344.32

(1)	The number of shares of Class A common stock, par value $0.00001 per share (“Common Stock”), registered represents an aggregate of 18,089,817 shares of Common Stock, which consists of: (a) an additional 8,309,817 shares of Common Stock issuable pursuant to the Mobix Labs, Inc. 2023 Equity Incentive Plan (the “2023 Equity Plan”), pursuant to an amendment to the 2023 Equity Plan approved by the stockholders of Mobix Labs, Inc. at its Special Meeting of Stockholders on January 3, 2025 (the “Meeting”); and (b) an aggregate of 9,180,000 shares of Common Stock issuable upon (i) the vesting of a maximum of 5,100,000 restricted shares of Common Stock and (ii) the vesting of a maximum of 4,080,000 restricted stock units pursuant to separate award agreements approved at the Meeting (collectively, the “Registered Shares”).
(2)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable pursuant to the Registered Shares by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis of $0.8755, the average of the high and low price of the Common Stock as reported on the Nasdaq Stock Market on March 25, 2025, which is within five business days prior to filing of this Registration Statement.